EXHIBIT 4.5


                              FIRST AMENDMENT TO
                      2000 SECURITIES PURCHASE AGREEMENT


      FIRST AMENDMENT TO 2000 SECURITIES PURCHASE AGREEMENT, dated as of March 16, 2001, by and among uniView Technologies Corporation, a Texas corporation (the "Company"), and the purchasers named on the signature pages hereto (the "Purchasers").


                            PRELIMINARY STATEMENT

      The Company and the Purchasers heretofore entered into that one certain 2000 Securities Purchase Agreement, Note, Registration Rights Agreement, Trademark Security Agreement and related documentation dated as of December 8, 2000 (the "Agreement").

      The Company desires to obtain funds by issuing to the Purchasers additional promissory notes and warrants to purchase common stock, and the Purchasers have indicated that each desires to purchase such securities, subject to the terms and conditions set forth in the Agreement, as modified by this amendment (the "Amendment.")

      ACCORDINGLY, in consideration of the preceding preliminary statement and the mutual agreements, covenants, representations and warranties contained in the Agreement and this Amendment, the parties hereto, intending to be legally bound, now agree as follows:


                            STATEMENT OF AGREEMENT

      The terms of the Agreement shall control all aspects of the transaction contemplated by this Amendment, except as otherwise expressly modified by this Amendment.


 2000 Securities Purchase Agreement:


      ARTICLE 1.  CERTAIN DEFINITIONS.

      "Note" and "Notes" both mean, as the context requires, the promissory notes to be made by the Company payable to the Purchasers, such Notes being in the aggregate original principal amount of up to $1,500,000, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

      "Documents" means this Agreement, the Registration Rights Agreement, any security agreement securing the indebtedness, and the Securities, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

      The remaining definitions of this section remain unchanged.


      ARTICLE 2.  ISSUANCE OF SECURITIES.

           Section 2.1 Closing. The closing contemplated by this Amendment (the "Closing") shall take place at the offices of the Company on March 16, 2001 or on such other date or at such other time as the issuance of the Securities and the payment of the Purchase Price therefor shall actually occur (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser the Note and the Warrant subscribed for by such Purchaser as noted on the signature page hereof, each registered in the name of such Purchaser, against payment of the Purchase Price therefor. At the Closing, the Purchase Price shall be paid in good funds by wire transfer, less a one percent (1%) commitment fee and a four percent (4%) loan origination fee payable to Purchaser, and reasonable out of pocket expenses, if any.

           Section 2.2 remains unchanged.


      ARTICLE 3.  PURCHASERS' REPRESENTATIONS AND WARRANTIES.

      Each Purchaser hereby affirms all representations and warranties made under this section in the Agreement to be current and applicable to the transaction contemplated by this Amendment as of the date hereof and as of the Closing Date.


      ARTICLE 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES.

      The Company hereby affirms all representations and warranties made under this section in the Agreement to be current and applicable to the transaction contemplated by this Amendment as of the date hereof and as of the Closing Date.

      The Company further undertakes the following:

           (1) To coordinate with Purchaser to set up, within thirty (30) days after Closing, automatic drafting (ACH) of a Company corporate account for the interest payment due Purchaser each month under the Note;

           (2) To obtain, within thirty (30) days after Closing, a subordination by Custer Company, Inc. of its lien on the Curtis Mathes trademark; and

           (3) To use its best efforts to obtain, within thirty (30) days after Closing, a release of the lien on the Curtis Mathes trademark currently shown of record as being held by James N. Howard, Trustee.


      ARTICLE 5.  PURCHASERS' CONDITIONS TO CLOSING.

      Each Purchaser's obligation to purchase and pay for Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction, on or before the Closing Date, of each of the following conditions:

           Section 5.1   Expiration  Date.    The  Closing  Date  shall  have
 occurred on or before March 16, 2001.

           Section 5.2 remains unchanged.

           Section 5.3 Registration Rights Agreement. Section 4 of the Registration Rights Agreement between the parties, dated as of December 8, 2000, shall remain unchanged for the Registrable Securities of the 2000 Securities Purchase Agreement dated as of December 8, 2000. Section 4 of the Registration Rights Agreement between the parties, dated as of December 8, 2000, shall be adopted herein for purposes of this Amendment to read as follows:

 Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 of the Registration Rights Agreement, the following shall apply:

           (1) The Company shall prepare and file a registration statement under the Securities Act relating to the Registrable Securities of this Amendment to be offered as soon as practicable, but in no event later than ninety (90) days after the date of this First Amendment to 2000 Securities Purchase Agreement, and use its best efforts to cause the same to become effective as promptly as practicable.

           (2) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until Purchasers have completed the sales or distribution described in such registration statement relating thereto or, if earlier, until such Registrable Securities may be sold under Rule 144;

           (3) The Company shall furnish to the Purchasers and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as the Purchasers or such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, and a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

           (4) The Company shall immediately notify the Selling Purchasers in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 of the Registration Rights Agreement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) above and at the request of the Selling Purchasers (subject to Section 3 of the Registration Rights Agreement) promptly prepare and furnish to the Selling Purchasers a number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such
 Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

           (5) The Company shall list all such Registrable Securities covered by such registration on each national securities exchange and United States inter-dealer quotation system on which a class of common equity securities of the Company is then listed, with expenses in connection therewith to be paid in accordance with Section 3 of the Registration Rights Agreement; and

           (6) The Company shall furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Purchasers or the underwriters with expenses therewith to be paid in accordance with Section 3 of the Registration Rights Agreement.

           Sections 5.4 through 5.8 remain unchanged.


      ARTICLES 6 and 7 remain unchanged.


      ARTICLE 8.  DEFAULT AND REMEDIES.

           Section 8.1  Events of Default.  An "Event of Default" occurs if:

           (a) the Company defaults in the payment of principal of or interest on the Notes when the same becomes due and payable and such default continues for 10 days after due date of such payment;

           (b), (c), (d), and (e) remain unchanged, as well as the last sentence of this section.

           Section 8.2  Remedies.

           (a) and (b) remain unchanged.

           (c) If any Event of Default shall have occurred and is continuing, the Company shall pay to Holders additional Warrants to purchase 10,000 shares of Common Stock per day until the default is cured, up to a maximum of 500,000 shares. Additionally, in such event, the Company agrees to pay to the Holders interest at a rate per annum equal to the lesser of the Default Rate and the Maximum Rate, as defined in the Notes.


      ARTICLE 9 remains unchanged, except as follows:

      New Section 9.13. Notwithstanding any provision to the contrary in the Agreement documents, including Section 2.3(d) of the Promissory Note dated December 8, 2000 in the original principal amount of $1 million, the Company shall not make any payment under this Agreement in shares of Common Stock if such stock payment would trigger any now existing anti-dilution provision of any other agreement of the Company.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year specified at the beginning hereof.

                               UNIVIEW TECHNOLOGIES CORPORATION


                               By:       (Form only)
                                  -----------------------------

                                ACKNOWLEDGMENTS

      In order to induce uniView Technologies Corporation (the "Company") to accept the foregoing Amendment of the Agreement between the parties, the Purchaser expressly acknowledges that all of its acknowledgments previously made in the Agreement to be current and applicable to the transaction contemplated by this Amendment as of the date hereof and as of the Closing Date.
                               PURCHASER:  Sagemark Capital, L.P.


                                      (Form only)
                               _______________________________
                                    (Signature)

                               Sagemark Capital, L.P.
                               By: Sagemark Management, LLC, General Partner Print Name:
                               Title: Authorized Member


 Principal Amount of Notes Purchased by this Amendment:

 Corresponding  Warrant  exercisable   for  ___________  underlying   shares,
 exercisable for five (5) years at $_______ per share.

 Principal Place of Business:

 Federal Tax ID Number: